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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-90163, No. 333-94961, No. 333-33906, No. 333-56148 and
No. 333-69296) pertaining to the InterTrust Technologies Corporation 1992 Stock Plan, 1995 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan, Options Granted Pursuant to Written Compensation Agreements, Shares Acquired under Written Compensation Agreements, the Infinite Ink Corporation 1999 Stock Incentive Plan, the 2000 Supplemental Plan, the PublishOne Inc. 1999 Stock Plan, the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan, and Shares Acquired Under a Written Compensatory Agreement with Gregory S. Wood of InterTrust Technologies Corporation of our report dated January 29, 2002 with respect to the consolidated financial statements and schedule of InterTrust Technologies Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/  ERNST & YOUNG LLP

San Francisco, California
March 29, 2002